Exhibit (g)(19)

FINANCIAL INVESTORS TRUST

1290 Broadway, Suite 1100

Denver, Colorado 80203

June 29, 2018

State Street Bank and Trust Company

Channel Center, CCB7

1 Iron Street

Boston, Massachusetts 02210

Re: Financial Investors Trust (the “Fund”)

Ladies and Gentlemen:

Please be advised that the undersigned Fund has established two (2) new series of shares to be known as ALPS | Smith Total Return Bond Fund and ALPS | Smith Short Duration Bond Fund, (the “Portfolios”).

In accordance with Section 19.6 (Additional Portfolios) of the Master Custodian Agreement dated as of June 1, 2013 as amended, modified, or supplemented from time to time (the “Agreement”), by and among each registered investment company party thereto, and State Street Bank and Trust Company (“State Street”), the Fund hereby requests that State Street act as Custodian for the new Portfolios under the terms of the Agreement. In connection with such request, the Fund hereby confirms, as of the date hereof, its representations and warranties set forth in Section 19.7 of the Agreement. Appendix A to the Agreement shall be deleted and replaced in its entirety with Appendix A attached herein.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Sincerely,

Financial Investors Trust
on behalf of:
ALPS | Smith Total Return Bond Fund
ALPS | Smith Short Duration Bond Fund

By:	/s/ Edmund J. Burke
Name:	Edmund J. Burke
Title:	President, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Andrew Erickson
Name:	Andrew Erickson
Title:	Executive Vice President, Duly Authorized
Effective Date:	June 21, 2018

APPENDIX A

to

Master Custodian Agreement

Financial Investors Trust

ALPS | CoreCommodity Management CompleteCommodities Strategy Fund

ALPS | Metis Global Micro Cap Value Fund

ALPS | Red Rocks Listed Private Equity Fund

ALPS | Smith Total Return Bond Fund

ALPS | Smith Short Duration Bond Fund

ALPS | WMC Research Value Fund

Clough China Fund

CoreCommodity Management Cayman Commodity Fund Ltd.

RiverFront Asset Allocation Aggressive (previously, RiverFront Global Growth Fund)

RiverFront Asset Allocation Growth (previously, RiverFront Global Allocation Fund)

RiverFront Asset Allocation Growth & Income (previously, RiverFront Dynamic Equity Income Fund)

RiverFront Asset Allocation Moderate (previously, RiverFront Moderate Growth & Income Fund)

RiverFront Asset Allocation Income & Growth (previously, RiverFront Conservative Income Builder Fund)